                                                                   EXHIBIT 10.10



DATED                                                               17 JULY 2002
--------------------------------------------------------------------------------


                           (1) INSIGHT ENTERPRISES INC

                                     - AND -

                                 (2) DAVID PALK


                              --------------------

                              COMPROMISE AGREEMENT

                              --------------------

                                    CONTENTS

1.  INTERPRETATION.........................................................    1
2.  SEVERVANCE PAYMENT AND CONTINUING BENEFITS.............................    2
3.  LEGAL EXPENSES.........................................................    3
4.  RESIGNATION OF DIRECTORSHIP............................................    4
5.  WARRANTIES.............................................................    4
6.  TAX INDEMNITY..........................................................    4
7.  CONFIDENTIALITY........................................................    5
8.  POST-TERMINATION RESTRICTIONS..........................................    7
9.  COMPANY PROPERTY.......................................................    9
10. CLAIMS AGAINST THE COMPANY.............................................    9
11. WHOLE AGREEMENT........................................................   12
12. THIRD PARTY RIGHTS.....................................................   12
13. HEADINGS...............................................................   12
ANNEX......................................................................   14
SCHEDULE 1.................................................................   15
    Letter of Resignation..................................................   15
Schedule 3.................................................................   16

THIS COMPROMISE AGREEMENT is made on 17 July 2002

BETWEEN

(1) INSIGHT ENTERPRISES INC of 6820 South Harl Avenue, Tempe, Arizona 85283 USA ("COMPANY");

(2) DAVID PALK of Tumblehome, Mill Road, Marlow, Buckinghamshire SL7 1QB ("DIRECTOR").

BACKGROUND

1.    The Director's employment with the Company terminated on the Termination
      Date.

2. The Company is entering into this agreement for itself and as agent for all its Associated Companies and is duly authorized in that behalf.

IT IS AGREED

1.    INTERPRETATION

      In this agreement:

      "ADDITIONAL TAX" means further income tax, national insurance contributions interest and/or penalties thereon arising in respect of the payments made and benefits provided under this agreement, other than the income tax deducted under clause 2 below;

      "APPOINTMENT" means the employment of the Director by the Company;

      "ASSOCIATED COMPANY" means a company un which the Company or any other holding Company or Subsidiary Company is directly or indirectly beneficially interested in 20% (twenty per cent) or more of that company's issued ordinary share capital. "Holding Company" and "Subsidiary Company" have the meanings defined by section 736 of the Company of the Companies Act 1985 (or any statutory modification or re-enactment of that Act);

      "BOARD OF DIRECTORS" means the board of directors of the Company from time to time;

      "BUSINESS means the business carried on by the Company from time to time:

      "GROUP" means the Company and all companies which are for the time being either a Holding Company of the Company or a Subsidiary or Associated Company of either the Company or any such Holding Company;

      "PAYE REGULATIONS" means the Income Tax (Employment) Regulations 1993 (as amended, extended or replaced from time to time);

      "TERMINATION DATE" means Tuesday 16 July 2002.

2.    SEVERANCE PAYMENT AND CONTINUING BENEFITS

      Subject to the Director's compliance with all obligations imposed by virtue of this agreement and in full and final settlement of the claims set out in clause 10.1 below, the Company shall, as compensation for loss of employment but without admission of liability:

   2.1   SEVERANCE PAYMENT

         Pay to the Director within 14 days following the date of this agreement the sum of L400.000 ("SEVERANCE PAYMENT")

      2.1.1 It is understanding of the parties to this agreement that the first L30,000 of the Severance Payment may be paid free of tax and National Insurance contributions.

      2.1.2 The company shall deduct from the Severance Payment of a sum of L47,500 as accrued pension contributions relating to the period 16th July 2002-15th July 2003 and pay into the Directors Pension fund. Income tax and National Insurance contributions on the balance in excess of the initial L30,000 will account for the same to the Inland Revenue or other statutory authority as required by law.

      2.1.3 The Company shall deduct from the Severance Payment basic rate income tax and National Insurance contributions on the balance in excess of L30,000 and will account for the same to the Inland Revenue or other statutory authority as required by law.

      2.1.4 Any further liability in respect of Additional Tax on the Severance Payment and other benefits provided pursuant to this agreement shall be the Director's alone.

   2.2   PRIVATE MEDICAL INSURANCE

         Until 15 July 2003 or until the Director takes up full time employment with another employer, whichever is the sooner, continue to provide for the benefit of the Director private medical insurance on the same terms and conditions as applied immediately prior to the Termination Date.

   2.3   EXPENSES

         The Company shall reimburse the Director for all reasonable and authorized out of pocket expenses (including hotel and traveling expenses) wholly necessary and exclusively incurred by the Executive in the discharge of his duties subject to the production of appropriate receipts or vouchers or such other evidence as the Company may reasonably require as proof of such expenses/Company's rules and policies relating to expenses as may be in force from time to time within 30 days of the date of this agreement.

   2.4   PROPERTY

         Reimburse to the Director L36,000 deposit paid by the Director in relation to the purchase of a property in Tapestry Canyon, Arizona conditional on and in the event that the Director having undertaken all reasonable endeavors to recover the deposit himself has failed to do so.

3.    LEGAL EXPENSES

      The Company shall on the production of an appropriate copy VAT invoice addressed to the Director for payment by the Company, pay to the Director's relevant independent adviser as referred to in clause 10 below the Director's legal expenses relating exclusively to the negotiation and preparation of this agreement, up to a maximum of L250 including VAT. Payment will be made direct to the Director's legal advisers.

4.    RESIGNATION OF DIRECTORSHIP

   4.1 The Director shall immediately resign as a director of any Group Companies by signing the letter of resignation attached to this agreement at Schedule 1, which shall be deemed to have been delivered to the Company and the relevant Group Companies as at the date of this agreement.

   4.2 The Director shall immediately do all such acts and things as the Company may require to effect the resignation from other offices with the Company or any of its Group Companies or which the Director held by reason of employment by the Company including (but without prejudice to the generality of the above) any trusteeships.

   4.3 Having resigned as a director of the Company and from such other offices which the Director holds with any Group Company the Director will not represent or suggest in any way any continued authority in respect of or connection to the Company or any Group Company

5.    WARRANTIES

   5.1 Director warrants to the Company that as of the date of this agreement the Director has not commenced employment and has not agreed to accept nor received any offer of employment from any person firm or company, the expression "employment" for the purpose of this clause to include any contract of service, any contract for services, any partnership or agency agreement.

   5.2 Director warrants to the Company that as far as the Director is aware there is not in existence at the date of this agreement any material fact concerning the business of the Company, which has not been disclosed to the Board of Directors.

6.    TAX INDEMNITY

      The Director undertakes that if the Company or any of its Associated Companies or Group Companies is called upon to account to the Inland Revenue to pay any Additional Tax the Director will, at the written request of such company, immediately pay to such company an amount equal to the Additional Tax (on an after-tax) provided that no payment of Additional Tax will be made to the Inland Revenue without particulars of any proposed payment being given to the Director and the Director being given the opportunity at the Director's own expenses to dispute any such a payment.

7.    CONFIDENTIALITY

   7.1 The Company and Director undertakes that they will not, whether directly or indirectly, make publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, concerning the other, including in the case of the Director concerning any of the Company's Associated Companies or Group Companies or any of its or their officers or Directors save and except that the Company publish a statement as it determines appropriate concerning the financial performance of the Company for the period 1 April 2002 to 31 July 2002.

   7.2 The Director agrees to keep the terms on which the Director's employment is terminated strictly confidential and agrees not to disclose, communicate or otherwise make public the same to anyone (save to the Director's immediate family, professional advisers and the relevant tax authorities and otherwise as may be required to be disclosed by law).

   7.3 The Director shall not at any time during the Appointment nor at any time after its termination except for a purpose of the Company or the Group directly or indirectly use or disclose trade secrets or confidential information relating to the Company or any Group company or the Company's or any group company's agents, customers, prospective customers or suppliers.

   7.4 For the purpose of clause 7.3 confidential information shall include any information relating to the Business and/or the financial affairs of the Company or the Group or the company's or any Group company's agents, customers, prospective customers or suppliers and in particular shall include:

      7.4.1 The business methods and information of the Company and any Group company (including price charged, discounts given to customers or obtained from suppliers, product development, marketing and advertising programmes, costings, budgets, turnover, sales targets or other financial information);

      7.4.2 Lists and particulars of the Company's and Group company's suppliers and customers and the individual contacts at such suppliers and customers;

      7.4.3 Details and terms of the Company's and any Group company's agreements

      7.4.4 with suppliers and customers;

      7.4.5 Secret manufacturing or production processes and know-how employed by the Company and any Group company or its/their suppliers;

      7.4.6 Confidential details as to the design of the Company's and any Group company's or its and/or their suppliers' products and inventions or developments relating to future products.

      7.4.7 Details or any promotions or future promotions or marketing or publicity exercises planned by the Company or any Group Company.

      7.4.8 Details of any business plans of the Company or any Group company;
            and

      7.4.9 Any information which may affect the value of the business or the shares of the Company or any Group company;

      Whether or not in the case of documents or other written materials they are or were marked as confidential and whether or not, in the case of other information, such information is identified or treated by the Company or any Group company as being confidential.

   7.5 The Director shall not be restrained from disclosing any confidential information which:

      7.5.1 he is authorized to disclose by the Board of Directors;

      7.5.2 had entered the public domain unless the public domain as a result of an unauthorized disclosure by the Director or an authorized disclosure for an unauthorized purpose by the Director or anyone else employed or engaged by the Company or any Group company;

      7.5.3 he required to disclose by laws; or

      7.5.4 he is entitled to disclose under the Public Interest Disclosure Act of 1998 provided that the disclosure is made in an appropriate way to an appropriate person having regard to the provisions of that Act.

8.    POST-TERMINATION RESTRICTIONS

   8.1 The Director shall not without the prior written consent of the Board of Directors (such consent not to be unreasonably withheld) for a period of 12 months after the termination Date, directly or indirectly, on his own behalf, or on behalf of any person firm or company in connection with any business which is or is intended or about to be competitive with Restricted Business (as defined below)

      8.1.1 solicit or canvass the custom of any Customer (as defined below);

      8.1.2 solicit or canvass the custom of any Potential Customer (as defined below);

      8.1.3 deal with any Customer;

      8.1.4 solicit or entice away, or attempt to entice away from the Company or any Associated Company or Group Company any employee of the Company or any Associated Company or Group Company who is employed by the Company or any Associated Company or Group Company at the Termination Date provided that this restriction shall only apply to persons whom the Director has managed or with whom he has worked at any time during the 12 months immediately preceding the Termination Date and who on the Termination Date was employed by the Company or Group Company or Associated Company in the capacity of director or any technical, IT, financial, marketing, business development or any other managerial role and provided that this restriction shall not apply to nonmanagerial (clerical or administration or manual) staff;

      8.1.5 employ, offer to employ or enter into partnership with any employee of the Company or any Group Company or Associated Company who is employed by the Company or any Group Company at the Termination Date provided that this restriction shall only apply to the persons whom the Director has managed or with whom he has worked at any time during the 12 months immediately preceding the Termination Date and who on the Termination Date was employed in the capacity of director or any technical, IT, financial, marketing, business development or any other managerial role with a view to using the knowledge or skills of such person in connection with any business or activity which is or is intended to be competitive with the Restricted Business and provided that his restriction shall not apply to nonmanagerial (clerical or administrative or manual) staff.

   8.2 In clause 7.5.4 the following words and phrases shall have the following meanings:

      8.2.1 "RESTRICTED BUSINESS" shall mean the Business or any part of the Business which in either case:

            8.2.1.1 is carried on by the Company or any member of the Group or an Associated Company at the Termination Date; or

            8.2.1.2 is to the knowledge of the Executive to be carried out by the Company or any member of the Group or an Associated Company at any time during the six months immediately following the Termination Date;

            and which the Director was materially concerned with or had management responsibility for (or had substantial confidential information regarding) in either case at any time during the period of 12 months immediately prior to the Termination Date;

      8.2.2 "CUSTOMER" shall mean any person, firm or company who at the Termination Date or at any time during the 12 months immediately prior to such termination was a customer of the Company or any member of the Group or Associated Company and from whom the Director had obtained business on behalf of the Company or any Group Company or Associated Company or to whom the Director had provided or arranged the provision of goods or services on behalf of the Company or any Group Company or Associated Company or for whom the Director had management responsibility in any case at any time during the period of 12 months immediately prior to the Termination Date;

      8.2.3 "POTENTIAL CUSTOMER" shall mean any person, firm or company with whom either the Director or any other employee of the Company or an Group Company or Associated Company who the Director had, at the date of the negotiations, management responsibility for carried out negotiations on behalf of the Company or any Group Company or Associated Company at any time during the six months immediately prior to the Termination Date with a view to such person, firm or company becoming a customer of the Company or any Group Company or Associated Company.

   8.3 The restrictions contained in this clause are considered by the parties to be reasonable in all the circumstances. Each sub clause constitutes an entirely separate and independent restriction and the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company and any Group Company or Associated Company.

9.    COMPANY PROPERTY

      The Director undertakes that all property, equipment, records, correspondence, documents, files and other information (whether originals, copies or extracts or in any electronic format) belonging to the Company or any of its Associated Companies or Group Companies (other than as specified in this agreement) has been returned and that the Director has not retain any copies.

10.   CLAIMS AGAINST THE COMPANY

   10.1 The Director believes that but for this agreement he could bring proceedings against the Company, its Associated Companies, Group Companies and their respective shareholders, officers or directors for the contractual an statutory claims listed below:

      10.1.1 Wrongful dismissal; and

      10.1.2 Breach of contract; and

      10.1.3 Unlawful deduction of wages under the Employment Rights Act 1996 (as amended) ("ERA"); and

      10.1.4 unfair dismissal under the ERA; and

      10.1.5 unlawful discrimination on grounds of sex or marital status (including for the avoidance of doubt victimization) under the Sex Discrimination Act 1975 (as amended) ("SDA"); and

      10.1.6 unlawful discrimination on grounds of race, colour, ethnic, or national origins, nationality (including for the avoidance of doubt victimization) under the Race Relations Act 1976 (as amended) ("RRA"); and

      10.1.7 unlawful discrimination on grounds of disability (including for the avoidance of doubt victimization) under the Disability Discrimination Act 1995 (as amended) ("DDA"); and

      10.1.8 under the Equal Pay Act 1970 (as amended) ("EPA"); and

      10.1.9 under the Trade Union and Labour Relations (Consolidation) Act 1992 ("TULR(C)A"); and

      10.1.10 under the National Minimum Wage Act 1998 ("NMWA"); and

      10.1.11 under the Transfer of Undertaking (Protection of Employment) Regulations 1981 ("TUPE"); and

      10.1.12 under the Working Time Regulations 1998 ("WTR"); and

      10.1.13 under the Transnational Information and Consultation of Employee Regulations 1999 ("TICER"); and

      10.1.14 under the Part-Time Workers (Prevention of Less Favourable Treatment Regulations 2000 ("PTWR"); and

      10.1.15 under the Treaty of Amsterdam.

   10.2 The terms of this agreement are reached without admission of liability and are in full and final settlement of all claims (if any) whether contractual, statutory or otherwise and whether under United Kingdom and/or European Union law (including but not limited to the Director's claims under clause 10.1 above) which the Director has or may has against the Company or any of its Associated

         Companies or Group Companies or their respective shareholders, officers or directors arising out of or in connection with the Director's employment or directorship or their termination save for any claims for personal injury (other than any stress related personal injury claim alleged to have been incurred in connection with claque 10.1 above)

   10.3  The Director represents and warrants that the claims listed a t clause
         10.1 include all of the companies, claims and concerns which with the benefit of legal advice the Director believes that he has against the Company or any of its Associated Companies or Group Companies or their respective shareholders, officers or directors arising out of the Director's employment or any act or omission relating to the Director's employment or relating to, arising out of or connected to the manner of its termination.

   10.4. The Director represents and warrants that:

      10.4.1 the Director has received independent legal advice from a relevant independent adviser as to the terms and effect of this agreement and in particular its effect on the Director's ability to pursue statutory rights before an employment tribunal. The name of the relevant independent adviser who has so advised the Director is Karen Bulfin of Bulfin & Co of 203 Field End, East Cole, Pinner, Middlesex HA5 1QZ and the Director will procure the relevant independent adviser to complete and return to the Company the endorsement annexed to this agreement; and

      10.4.2 the Director is advised by the relevant independent adviser that there is in force and was, at the time the Director received the advice referred to above a contract of insurance, or an indemnity provided for members of a profession or professional body, covering the risk of a claim by the Director in respect of loss arising in consequence of that advice; and

      10.4.3 the Director has not issued proceedings before the employment tribunals, High Court or County Court in respect of any claim in connection with the Service Agreement or its termination and that all monies paid to the Director under this agreement will be repayable to the Company, as a debt and upon demand; and

      10.4.4 as at the date of this agreement, the Director is not aware of any facts or matters which might give rise to a claim for personal injury against the Company or any of its Associated Companies or Group Companies.

   10.5 The Company and the Director agree and acknowledge that the conditions regulating compromise agreements and to compromise contracts contained in the ERA, the SDA, the RRA, the DDA, the NMWA and in any other act or statutory instrument referred to in clause 10.1 above are intended to be and have been satisfied.

   10.6 The Director shall indemnify the Company in full and keep the Company fully indemnified for and against all and any claims, demands, judgments, orders, liabilities, damages, expenses or costs including without limitation all reasonable legal and professional fees and disbursements together with VAT thereon incurred by the Company arising out of or in connection with any breach by the Director of the warranties in this clause 10.

11.   WHOLE AGREEMENT

      The agreement sets out the entire agreement between the parties and supersedes all prior discussions between them or their advisors and all statements, representations, terms, and conditions, warranties, guarantees, proposals, communications, and understandings whenever given and whether orally or in writing.

12.   THIRD PARTY RIGHTS

      Nothing in this agreement confers on any third party and benefits under the provisions of the Contracts (Rights of Third Parties) Act 1999.

13.   HEADINGS

      The headings to clauses in this agreement are for convenience only and have no legal effect.

                                      ANNEX

      INDEPENDENT ADVISER'S ENDORSEMENT ADDRESSED TO THE BOARD OF DIRECTORS OF THE COMPANY

      I, KAREN BULFIN of Bulfin & CO confirm that I have given independent legal advice to David Palk of Tumblehome, Mill Road, Marlow, Buckinghamshire, SL7 1QB as to the terms and effect of the above Agreement and in particular its effect on David Palk' ability to pursue his rights before an employment tribunal.

      I confirm that I am a "relevant independent adviser" (as such term is defined in section 203 of the Employment Rights Act 1996) and that there is and was at the time I gave the advice referred to above in force a contract of insurance or an indemnity provided for members of a profession or professional body, covering the risk of a claim by David Palk in respect of any loss arising in consequence of that advice.


      SIGNED  /s/ Karen Bulfin
            ----------------------

                                                      BUFLIN & CO
                                                      SOLICITORS
                                                      203 FIELD END ROAD
                                                      EASTCOTE, PINNER
                                                      MIDDLESEX, HA5 1QZ

      SIGNED  /s/ Tony Smith
            -------------------------------------------------------
             FOR AND BEHALF OF INSIGHT ENTERPRISES INC

      SIGNED /s/ Mr. David Palk
            -------------------------------------------------------

                                    SCHEDULE

                                 Refer clause 4
                              LETTER OF RESIGNATION

Private & Confidential

The Directors
Insight Enterprises Inc
6820 South Harl Avenue
Tempe
Arizona
85283
USA

17 July 2002


Dear Sirs

Please accept this letter as formal notice of my resignation as a director of each of this Group Companies of which I am a director. My resignation is to be effective immediately.


Please arrange for particulars of my resignation to be filed with the Register of Companies.

Yours faithfully,


/s/ Mr. David Palk

17 July 2002

D. Palk Esq.,
Tumbleholme,
Mill Road,
Marlow,
Bucks,
SL7 1QB

Dear David,

Settlement and Compromise Agreement dated 17th July 2002
Section 2-2 Private Medical Insurance Amendment

As an amendment to section 2-2 Private Medical Insurance is to now also include life assurance cover to the value of 4 x annual salary (at date of termination) for a period of 12 months from 16th July 2002 or until suitable alternative employment is found. Yours sincerely,

/s/  Tony Smith
President-Insight Worldwide

Accepted on behalf of David Palk

18-7-02

17 July 2002
Mr. D Palk
Tumblehome
Mill Road
Marlow
Buckinghamshire
SL7 1QV

Dear David

This letter is to record out agreement to vary the terms of the compromise agreement entered into between you and the Company date [17 July 2002]. It is agreed that clause 2 will be varied as follows:-

   1.    There shall be a new clause 2.1.2:-

         "Subject to prior receipt by the Company from the Director's pension scheme administrators of satisfactory evidence of compliance with Inland Revenue Pension Rules the Company shall deduct from the Severance Payment a sum of L47,500 gross as accrued pension contributions relating to the period 16 July 2002 to 15 July 2003 and shall pay such sum into the Director's pension fund."

   2.    Clause 2.1.3 shall be amended to read:-

         "The Company shall deduct from the balance of the Severance Payment basic rate income tax and national insurance contributions and will account for the same to the Inland Revenue or other statutory authority as required by law."

   3.    Clause 2.1.3 shall renumbered 2.1.4.

   4. Clause 4.2 shall be varied by the addition of the following words added to the end of the paragraph:-

         "save in respect of the Director's executive pension fund. For the avoidance of doubt there is nothing in this agreement preventing fund trustees from transferring the Director's executive pension fund to a new legal entity of their choosing."

   5.    Clause 2.5 shall be varied to read as follows:-

         "Within 60 days of the signing of the Compromise Agreement reimburse to the Director L36,000 paid by the Director as a deposit in relation to the purchase of a property in Tapestry Canyon, Arizona conditional on and in the event of the Director having undertaken all reasonable endeavors to recover such deposit and failed to do so. On payment by the Company of such sum to the Director, the Director shall transfer to the Company all rights to recover such deposit to the Company and shall take such steps as are necessary without delay to ensure that such rights are transferred effectively and legally."

Please sign this letter where indicated below to confirm your agreement to these variations to the compromise agreement.


Yours sincerely


------------------------------------

SIGNED: /s/ Tony Smith
       ----------------------------

Insight Direct

DATED:   17/7/02
       ----------------------------


SIGNED:  /s/ David B. Palk
       ----------------------------

DATE:    17/7/02
       ----------------------------